SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 3, 2005

                            NUWAVE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-28606                 22-3387630
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


101 Hudson Street, Suite 3701, Jersey City, New Jersey               07302
       (Address of principal executive offices)                    (Zip code)

  Registrant's telephone number, including area code:            (201) 309-1880

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

         On June 3, 2005, NuWave Technologies, Inc. (the "Company") entered into a non-binding letter of intent (the "Letter of Intent") with Corporate Strategies, Inc. ("Corporate Strategies"). Pursuant to the Letter of Intent and upon the consummation of a definitive agreement, each Class A Common Stock holder of Corporate Strategies will receive one share of the Company's common stock, for three shares of Class A Common Stock of Corporate Strategies and (ii) the Company will issue and deliver a number of shares of convertible preferred stock of the Company to the Class B Common Stock holders of Corporate Strategies, which shall effectively convert into 91% of the issued and outstanding common stock of the Company.


         As a condition of the transaction, George Kanakis ("Kanakis"), the current President, Chief Executive Officer, Principal Financial Officer and Director of the Company will resign from each of his current positions. Kanakis shall continue to be the sole director and officer of the Company's wholly-owned subisidiary, Lehigh Acquisition Corp. ("Lehigh"), until such time as substantially all of the assets of Lehigh are sold or all of its capital stock is acquired by another entity.


Item 9.01. Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibit No. Description

Exhibit             Description                                                 Location
------------        ----------------------------------------------------        -----------------
                    Letter  of  Intent  dated  June 3,  2005  between
Exhibit 99.1        the  Company  and Corporate Strategies, Inc.                Provided herewith


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 16, 2005           NUWAVE TECHNOLOGIES, INC.


                                 By:   /s/ George D. Kanakis
                                 Name: George D. Kanakis
                                 Title:Chief Executive Officer, Chief
                                       Financial Officer, President and Director


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